Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:
William J. Wagner                           Gordon E. Clark
President and CEO                           President and CEO
Northwest Bancorp, Inc.                     Leeds Federal Bankshares, Inc.
Northwest Bancorp, MHC                      Leeds Federal Bankshares, MHC
TEL: (814) 728-7716                         TEL: (410) 242-7549

NORTHWEST BANCORP AND LEEDS FEDERAL BANKSHARES EXTEND MERGER AGREEMENT

        Warren, Pennsylvania and Baltimore, Maryland. April 30, 2002. As previously announced, on August 16, 2001, Northwest Bancorp, Inc. (Nasdaq: NWSB) entered into an agreement to acquire Leeds Federal Bankshares, Inc. (Nasdaq:
LFED) The transaction is subject to the approval of the OTS, and Northwest's application is on file with the OTS but has not yet been approved. The merger agreement provides that if the transaction is not completed by April 30, the parties will agree to extend the date upon which the transaction must be completed for up to 120 days. On April 30, 2002, the parties agreed to extend this date to August 28, 2002 to provide additional time to review the application of SFAS 141 and 142 to the transaction, which review has been the primary delay in completing the application process.